As filed with the Securities and Exchange Commission on August 12, 1997
                                          Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                   13-3591193
(State or other jurisdiction of            (I.R.S. Employer Identification
incorporation or organization)                       Number)

                          One Insignia Financial Plaza
                                  P.O. Box 1089
                        Greenville, South Carolina 29602
               (Address of principal executive offices) (Zip code)

                       Insignia 1992 Stock Incentive Plan
                            (Full Title of the Plan)

                               John K. Lines, Esq.
                                 General Counsel
                         Insignia Financial Group, Inc.
                          One Insignia Financial Plaza
                                  P.O. Box 1089
                        Greenville, South Carolina 29602
                                 (864) 239-1000
                      (Name, address and telephone number,
                   including area code, of agent for service)
                        _________________________________

                                   Copies to:
                             Arnold S. Jacobs, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000
                        _________________________________

                         CALCULATION OF REGISTRATION FEE




========================== ======================= ========================== ====================== =======================
Title of securities to          Amount to be           Proposed maximum         Proposed maximum           Amount of
be registered                    registered             offering price         aggregate offering         registration
                                                         per share(2)               price(2)                 fee(1)
========================== ======================= ========================== ====================== =======================
Class A Common Stock,
par value $0.01 per share
                               583,334 shares              $18.125               $10,572,928.75               $3,203.92
========================== ======================= ========================== ====================== =======================

(1) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of these additional securities. Registration Statements on Form S-8 have previously been filed
     (Registration Nos. 33-55278, 33-82414 and 333-10685) for the existing securities under the Insignia 1992 Stock Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933.


     Explanatory Note: This Registration Statement is filed in accordance with General Instruction E to Form S-8. It reflects the additional registration of 583,334 shares of Class A Common Stock, par value $0.01 per share ("Common Stock"), of Insignia Financial Group, Inc. ("Insignia") which may be issued upon exercise of options and restricted share awards to be granted pursuant to Insignia's 1992 Stock Incentive Plan (the "Plan"). Insignia initially registered 666,666 shares of Common Stock (after giving effect to a one-for-three reverse stock split effected on August 1, 1993 and a two-for-one stock split effected on January 15, 1996) to be issued under the Plan on a Registration Statement on Form S-8, Registration No. 33-55278, filed with the Securities and Exchange Commission (the "Commission") on December 2, 1992. Insignia subsequently registered an additional 2,000,000 shares of Common Stock (after giving effect to the stock split effected on January 15, 1996) to be issued under the Plan on a Registration Statement on Form S-8, Registration No. 33-82414, filed with the Commission on August 4, 1994. Insignia subsequently registered an additional 2,000,000 shares of Common Stock to be issued under the Plan on a Registration Statement on Form S-8, Registration No. 333-10685, filed with the Commission on August 23, 1996. The contents of such prior Registration Statements are incorporated herein by reference. Filed as an exhibit to this Registration Statement is the Plan, as amended and restated to reflect the increase in the number of shares which may be issued under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Item 8. Exhibits.

     4.1  Insignia   1992  Stock   Incentive   Plan,  as  amended  and  restated
          (incorporated by reference to Exhibit A to Insignia Financial Group, Inc. Proxy Statement dated March 31, 1997)

     5    Opinion of Proskauer Rose LLP.

     23.1 Consent of Ernst & Young LLP.

     23.2 Consent of Proskauer Rose LLP (included in Exhibit 5).

     24   Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on this 12th day of August, 1997.

                                            INSIGNIA FINANCIAL GROUP, INC.

                                            By:  /s/ James A. Aston
                                            -----------------------
                                                 James A. Aston
                                                 Office of the Chairman and
                                                 Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signatures                         Title                          Date

           *                   President, Chief Executive        August 12, 1997
---------------------          Officer and Director
    Andrew L. Farkas           (Principal Executive Officer)


/s/ James A. Aston             Office of the Chairman and        August 12, 1997
-------------------            Chief Financial Officer
    James A. Aston             (Principal Financial and
                                Accounting Officer)


/s/ Robert J. Denison                  Director                  August 12, 1997
---------------------
    Robert J. Denison

/s/ Robin L. Farkas                    Director                  August 12, 1997
-------------------
    Robin L. Farkas

/s/ Merril M. Halpern                  Director                  August 12, 1997
---------------------
    Merril M. Halpen

 /s/ Robert G. Koen                    Director                  August 12, 1997
 ------------------
     Robert G. Koen

/s/ Michael I. Lipstein                Director                  August 12, 1997
-----------------------
    Michael I. Lipstein

    Signatures                         Title                          Date


         *                            Director                   August 12, 1997
----------------------
    Buck Mickel

* By/s/  James A. Aston                                          August 12, 1997
-------------------------
         James A. Aston
         Attorney-in-fact